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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of __________, 1998 by and between American Xtal Technology, a California corporation ("AXT California"), and American Xtal Technology Delaware Corporation, a Delaware corporation ("AXT Delaware").

                                   WITNESSETH:

         WHEREAS, AXT Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, AXT California is a corporation duly organized and existing under the laws of the State of California;

         WHEREAS, on the date of this Merger Agreement, AXT Delaware has authority to issue 1,000 shares of Common Stock, par value $0.001 per share (the "AXT Delaware Common Stock"), of which _____ shares are issued and outstanding and owned by AXT California;

         WHEREAS, on the date of this Merger Agreement, AXT California has authority to issue 100,000,000 shares of Common Stock (the "AXT California Common Stock"), of which ____ shares are issued and outstanding, and 25,000,000 shares of Preferred Stock (the "AXT California Preferred Stock"), of which 4,924,817 shares are designated as Series A Preferred Stock, 4,003,921 shares are designated as Series B Preferred Stock and 1,200,000 shares are designated as Series C Preferred Stock and 4,924,817 shares of Series A Preferred Stock are issued and outstanding, 4,003,920 shares of Series B Preferred Stock are issued and outstanding and 1,200,000 shares of Series C Preferred Stock are issued and outstanding;

         WHEREAS, the respective Boards of Directors for AXT Delaware and AXT California have determined that, for the purpose of effecting the reincorporation of AXT California in the State of Delaware, it is advisable and to the advantage of said two corporations and their stockholders that AXT California merge with and into AXT Delaware upon the terms and conditions herein provided; and

         WHEREAS, the respective Boards of Directors of AXT Delaware and AXT California, the stockholders of AXT California, and the sole stockholder of AXT Delaware have adopted and approved this Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AXT California and AXT Delaware hereby agree to merge as follows:

         1. Merger. AXT California shall be merged with and into AXT Delaware, and AXT Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").


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        2. Governing Documents. The Certificate of Incorporation of AXT Delaware
shall be amended to read in full as follows:

        FIRST: The name of the Corporation is American Xtal Technology, Inc. (hereinafter sometimes referred to as the "Corporation").

        SECOND: The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 15 East North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.


        FOURTH:

                                      STOCK

        This Corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation is authorized to issue is 100,000,000, $0.001 par value per share, and the total number of shares of Preferred Stock which this Corporation is authorized to issue is 25,000,000, $0.001 par value per share, of which 4,924,817 shares are designated as Series A Preferred Stock (the "Series A Preferred"), 4,003,921 shares are designated as Series B Preferred Stock (the "Series B Preferred"), and 1,200,000 shares are designated as Series C Preferred Stock (the "Series C Preferred"). The remaining Preferred Stock may be issued from time to time in one or more additional series. The Board of Directors is authorized within the limitations and restrictions stated in these Amended and Restated Certificate of Incorporation (i) to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock other than the Series A Preferred, the Series B Preferred and the Series C Preferred and the number of shares constituting any such series and the designation thereof, or any of them; and (ii) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. If the number of shares of any such series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. This Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock in accordance with the applicable conversion provisions. References hereafter to "Preferred Stock" shall mean the Series A Preferred, the Series B Preferred and the Series C Preferred collectively.

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        The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of shares or the holders thereof are as follows:

        1. Dividend Preference. The holders of Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate of
(i) $0.01 per annum for each share of Series A Preferred held by them, (ii) $0.016 per annum for each share of Series B Preferred held by them, and (iii) $0.15 per annum for each share of Series C Preferred held by them, payable, when and as declared by the Board, in preference and priority to the payment of dividends on any shares of Common Stock. The right to such dividends shall not be cumulative, and no right shall accrue to the holders of Preferred Stock by reason of the fact that dividends are not declared or paid in any previous fiscal year were sufficient to pay such dividends in whole or in part. No dividends may be paid on any series of Preferred Stock unless the same percentage of the respective dividend preference is also paid to each other series of Preferred Stock, in preference and priority to any payment of dividends on the Common Stock. No shares of Common Stock shall receive any dividend at a rate which is greater than the rate at which dividends are simultaneously paid in respect of the Preferred Stock.

        2. Liquidation Rights.

           (a) Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or not, the holders of Series C Preferred shall be entitled to receive, before any amount shall be paid to holders of Series A Preferred, Series B Preferred or Common Stock, an amount equal to $5.00 per share for each share of Series C Preferred then held by such holder plus all declared and unpaid dividends, if any. If, upon the occurrence of such event, the assets and funds available to be distributed among the holders of Series C Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series C Preferred in proportion to the number of shares of Series C Preferred held by each. After payment has been made to the holders of Series C Preferred of the full preferential amounts to which they are entitled, the holders of Series B Preferred shall be entitled to receive, before any amount shall be paid to holders of Series A Preferred or Common Stock, an amount equal to $0.51 per share for each share of Series B Preferred then held by such holder plus all declared and unpaid dividends, if any. If, upon the occurrence of such event, the assets and funds available to be distributed among the holders of Series B Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series B Preferred in proportion to the number of shares of Series B Preferred held by each. After payment has been made to the holders of Series B Preferred of the full preferential amounts to which they are entitled, the holders of Series A Preferred shall be entitled to receive an amount equal to $0.30 per share for each share of Series A Preferred then held plus all declared and unpaid dividends before any amount shall be paid to holders of Common Stock. If the assets and funds available to be distributed among the holders of Series A Preferred shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred in proportion to the number of shares of Series A Preferred held by each. After

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payment has been made to the holders of Preferred Stock of the full amounts to which they shall be entitled as aforesaid, the remaining assets of the Corporation available for distribution to shareholders shall be distributed ratably among the holders of Preferred Stock and the holders of Common Stock based on the number of shares of Common Stock held by each (assuming the conversion into Common Stock of all Preferred Stock).

           (b) Consolidation or Merger. A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, or a series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

           (c) Consent to Repurchases. Each holder of shares of Preferred Stock shall be deemed to have consented to any repurchases by the Corporation of shares of Common Stock issued to or held by employees, directors or consultants pursuant to agreements providing for such repurchase upon the termination of such person's service to this Corporation.

        3. Nonredeemable. The shares of Common Stock and the shares of Preferred Stock are nonredeemable.

        4. Voting Rights. Except as otherwise provided by law, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to the shareholders for a vote, including the election of directors, as follows: (i) the holders of Preferred Stock shall have one vote for each full share of Common Stock into which their respective shares of Preferred Stock are convertible on the record date for the vote, and (ii) the holders of Common Stock shall have one vote per share of Common Stock.

        5. Conversion Rights.

           (a) Right to Convert. Each share of Series A Preferred, Series B Preferred or Series C Preferred shall be convertible, at any time upon surrender of the certificate therefor, into fully-paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each share of Series A Preferred, Series B Preferred or Series C Preferred, subject to adjustment in accordance with Paragraph 5(b). No adjustment shall be made with respect to any dividends which may be accrued and unpaid at the date of surrender for conversion. The option to convert shall be exercised by surrendering to the Corporation, at the office of the corporation or of any transfer agent for the Common Stock or the Preferred Stock, certificates representing the shares to be converted duly endorsed in blank or accompanied by proper instruments of transfer. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to the holder of Preferred Stock certificates for the number of full shares of Common Stock to which the holder is entitled. The conversion shall be deemed to have been made as of the date of surrender of the certificates for the Preferred Stock, and the person entitled to receive the Common Stock therefor shall be treated for all purposes as the record holder of such Common Stock upon such date.



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           (b) Adjustments to Conversion Rate. The number of shares of Common
Stock into which the Series A, Series B and Series C Preferred may be converted shall be subject to adjustments as follows:

                  (i) Subdivisions, Combinations, or Consolidations. If the outstanding shares of Common Stock are subdivided, by stock split, stock dividend combination, reclassification or otherwise, into a larger or smaller number of shares, the number of shares of Common Stock into which the Series A, Series B and Series C Preferred may be converted shall be increased or decreased, concurrently with the effectiveness of such subdivision, combination, or consolidation, in the same proportion as the increase or decrease in the outstanding shares of Common Stock.

                  (ii) Merger; Reorganization. In case of any capital reorganization, including any reclassification of the capital stock of the Corporation or any merger of the Corporation with another corporation or the sale or conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Series A, Series B and Series C Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A, Series B and Series C Preferred would have been entitled upon such reorganization.

           (c) Certificate of Adjustment. Whenever the Amount of Common Stock or other securities deliverable upon the conversion of Series A Preferred, Series B Preferred and Series C Preferred shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file, at its principal executive office and with any transfer agent for its Common Stock or Preferred Stock, a statement signed by the President and Treasurer of the Corporation stating the adjusted amount of its Common Stock or other securities deliverable per share of Series A Preferred, Series B Preferred and Series C Preferred calculated to the nearest one-hundredth and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

           (d) Automatic Conversion. The shares of Series A Preferred, Series B Preferred and Series C Preferred shall be automatically converted into Common Stock immediately prior to the closing of an underwritten public offering pursuant to an effective registration statement filed for the corporation with the Securities and Exchange Commission which results in gross proceeds in excess of $7,500,000.

           (e) Reservation of Common. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares deliverable upon conversion of all of the then outstanding Preferred Stock and shall take all such action and obtain all such permits and orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of the Preferred Stock.

           (f) No Fractional Shares. No fractions of shares of Common Stock shall be issued upon the conversion of the Preferred Stock. In lieu of any fractional shares, the

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corporation shall pay to the holder an amount of cash equal to the fair market value of such fractional shares as determined by the Board of Directors.

      6. No Preemptive Rights. No holder of Preferred Stock shall have any preemptive right to purchase and/or subscribe for any additional shares of any class of stock which may be issued at any time by the Corporation.

      7. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided to the Preferred Stock herein shall be vested in the Common Stock.

      8. Status of Converted Stock. In case any shares of Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock.

      FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          C. On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering which results in the automatic conversion of the Corporation's Preferred Stock (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          D. Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there

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               exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

      SIXTH:

          A. The number of directors shall initially be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the closing of the IPO, the directors shall be divided into three classes with the term of office of the first class (Class
               I) to expire at the first annual meeting of the stockholders following the IPO; the term of office of the second class (Class
               II) to expire at the second annual meeting of stockholders held following the IPO; the term of office of the third class (Class
               III) to expire at the third annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation

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               entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

      SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

      EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

               Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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      NINTH:   The Corporation reserves the right to amend or repeal any
               provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

        The Certificate of Incorporation of AXT Delaware, as amended herein, shall continue to be the Certificate of Incorporation of AXT Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The Bylaws of AXT Delaware, in effect on the Effective Date, shall continue to be the Bylaws of AXT Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

        3. Directors and Officers. The directors and officers of AXT California shall become the directors and officers of AXT Delaware upon the Effective Date and any committee of the Board of Directors of AXT California shall become the members of such committees for AXT Delaware.

        4. Succession. On the Effective Date, AXT Delaware shall succeed to AXT California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

        5. Further Assurances. From time to time, as and when required by AXT Delaware or by its successors and assigns, there shall be executed and delivered on behalf of AXT California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in AXT Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AXT California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of AXT Delaware are fully authorized in the name and on behalf of AXT California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        6. Stock of AXT California.

               a. Common Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of AXT California Common

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Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of AXT Delaware Common Stock.

               b. Preferred Stock. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of each series of AXT California Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of AXT Delaware Preferred Stock of an equivalent series.

        7. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of AXT California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of AXT Delaware stock into which the shares of AXT California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of AXT Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to AXT Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of AXT Delaware stock evidenced by such outstanding certificate as above provided.

        8. Options. Upon the Effective Date, each outstanding option or other right to purchase shares of AXT California stock, including those options granted under the 1993 Stock Option Plan and the 1997 Stock Option Plan (collectively, the "Option Plans") of AXT California, shall be converted into and become an option or right to purchase the identical number of shares of AXT Delaware stock at a price per share equal to the exercise price of the option or right to purchase AXT California stock, and upon the same terms and subject to the same conditions as set forth in the Option Plans and other agreements entered into by AXT California pertaining to such options, warrants, or rights. A number of shares of AXT Delaware stock shall be reserved for purposes of such options and rights equal to the number of shares of AXT California stock so reserved as of the Effective Date. As of the Effective Date, AXT Delaware shall assume all obligations of AXT California under agreements pertaining to such options and rights, including the Option Plans, and the outstanding options or other rights, or portions thereof, granted pursuant thereto.

        9. Other Employee Benefit Plans. As of the Effective Date, AXT Delaware hereby assumes all obligations of AXT California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date, including but not limited to the 1997 Employee Stock Purchase Plan and the 1998 Employee Stock Purchase Plan. A number of shares of AXT Delaware stock shall be reserved for purposes of such plans equal to the number of shares of AXT California stock so reserved as of the Effective Date. As of the Effective Date, AXT Delaware shall assume all obligations of AXT California under agreements pertaining to such plans, and the outstanding rights granted pursuant thereto.

        10. Outstanding Common Stock of AXT Delaware. Forthwith upon the Effective Date, the one thousand (1,000) shares of AXT Delaware Common Stock presently issued and outstanding in the name of AXT California shall be canceled and retired and resume the status of

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authorized and unissued shares of AXT Delaware Common Stock, and no shares of
AXT Delaware Common Stock or other securities of AXT Delaware shall be issued in respect thereof.

        11. Covenants of AXT Delaware. AXT Delaware covenants and agrees that it will, on or before the Effective Date:

               a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which AXT California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of AXT Delaware. In connection therewith, AXT Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

               b. File any and all documents with the California Franchise Tax Board necessary to the assumption by AXT Delaware of all of the franchise tax liabilities of AXT California.

        12. Amendment. At any time before or after approval and adoption by the stockholders of AXT California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of AXT Delaware and AXT California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

        13. Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either AXT California or AXT Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of AXT Delaware and the stockholders of AXT California.

        14. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.


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        IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of AXT California and AXT Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                     AMERICAN  XTAL  TECHNOLOGY DELAWARE
                                     CORPORATION,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                        Morris S. Young, President and Chief
                                        Executive Officer


                                     AMERICAN XTAL TECHNOLOGY,
                                     a California corporation


                                     By:
                                        ----------------------------------------
                                        Morris S. Young, President and Chief
                                        Executive Officer

                            CERTIFICATE OF SECRETARY

                                       OF

                  AMERICAN XTAL TECHNOLOGY DELAWARE CORPORATION

                            (a Delaware corporation)


        I, ____________, the Secretary of American Xtal Technology Delaware Corporation, a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its President under the corporate seal of the Corporation and was duly approved and adopted by a unanimous vote of the outstanding stock entitled to vote thereon by written consent of the sole stockholder of the Corporation dated ________________, 1998.

        Executed effective on the ___ day of _________, 1998.


                                                --------------------------------
                                                (Name)

                           CERTIFICATE OF APPROVAL OF

                         AGREEMENT AND PLAN OF MERGER OF

                            AMERICAN XTAL TECHNOLOGY.

                           (a California corporation)


        Morris S. Young and __________ certify that:

        1. They are the duly elected and acting President and Secretary, respectively, of American Xtal Technology, a California corporation (the "Corporation").

        2. This Certificate is attached to the Agreement and Plan of Merger dated as of _______________, 1998, providing for the merger of the Corporation with and into American Xtal Technology Delaware Corporation, a Delaware corporation.

        3. The Agreement and Plan of Merger in the form attached hereto (the "Merger Agreement") was approved by the Board of Directors of the Corporation at a meeting duly noticed and held on _____________, 1998.

        4. The total number of outstanding shares of the Corporation entitled to vote on the merger was __________ shares of Common Stock, 4,924,817 shares of Series A Preferred Stock, 4,003,921 shares of Series B Preferred Stock and 1,200,000 shares of Series C Preferred Stock.

        5. The principal terms of the Merger Agreement were approved by an affirmative vote which exceeded the vote required, such vote being a majority of the total number of outstanding shares of Common Stock and a majority of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting separately as a class.

Dated: ____________________, 1998.



                                            ------------------------------------
                                            Morris S. Young, President



                                            ------------------------------------
                                            _____________, Secretary

        The undersigned, Morris S. Young and ___________, President and Secretary, respectively, of American Xtal Technology, a California corporation, declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

        Executed at Fremont, California, on ______________, 1998.





                                            ------------------------------------
                                            Morris S. Young, President



                                            ------------------------------------
                                            _____________, Secretary